UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 29, 2017
(Date of Report - Date of Earliest Event Reported)
FIRSTCASH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10960 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

1600 West 7th Street, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

(817) 335-1100
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

On June 29, 2017, FirstCash, Inc. (the “Company”) issued a press release announcing the completion of the redemption of all of its outstanding 6.75% senior notes due 2021 (the “Notes”) not tendered in its previously completed tender offer and consent solicitation. The redemption price was 105.063% of the unpaid principal amount (principal of $50,421,000, plus a redemption premium of $2,552,815 or $50.63 per $1,000 principal amount of the Notes), plus accrued and unpaid interest on such Notes up to, but excluding, the redemption date. The Company used proceeds from its offering of $300,000,000 in aggregate principal amount of 5.375% senior notes due 2024 to redeem all the remaining outstanding Notes not tendered by the holders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release, dated June 29, 2017, announcing the redemption of all of its outstanding 6.75% senior notes due 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 29, 2017	FIRSTCASH, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press release, dated June 29, 2017, announcing the redemption of all of its outstanding 6.75% senior notes due 2021.

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